Exhibit 5.1

[Letterhead of Stephen D. Leasure]

August 19, 2026

Encompass Health Corporation
9001 Liberty Parkway
Birmingham, Alabama 35242

Re:        Encompass Health Corporation
    Registration Statement on Form S-3

Ladies and Gentlemen:

In my capacity as Deputy General Counsel for Encompass Health Corporation, a Delaware corporation (the “Company”), I have examined the Registration Statement on Form S-3 (the “Registration Statement”), in the form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company and certain of its subsidiaries acting as guarantors of debt securities (the “Subsidiary Guarantors”) of one or more offerings of an indeterminate amount of securities of the Company and the Subsidiary Guarantors, consisting of: (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.10 par value per share (the “Preferred Stock”); (iii) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”); (iv) senior, subordinated or junior subordinated debt securities of the Company (the “Debt Securities”), which may be secured or unsecured, and which may be issued in one or more series pursuant to one or more indentures and any supplements or amendments thereto, which may include the Company’s existing indenture, dated as of December 1, 2009, between the Company and Computershare Trust Company, N.A., as trustee and successor to Wells Fargo Bank, National Association and The Bank of Nova Scotia Trust Company of New York, or any future indentures entered into by the Company and the financial institution named therein as trustee; and (v) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors.

In connection with this matter, I have examined such records, documents and proceedings as I have deemed relevant and necessary as a basis for the opinions expressed herein, including:

(i)     the Amended and Restated Certificate of Incorporation of the Company, effective as of January 1, 2018 (the “Certificate of Incorporation”);

(ii)    the Amended and Restated Bylaws of the Company, effective as of December 8, 2022 (the “Bylaws”); and

(iii)    certain resolutions adopted by the Board of Directors of the Company (the “Board”), relating to the registration of the Common Stock, the Preferred Stock and the Warrants (the “Equity Securities”).

As to factual matters, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, photostatic or facsimile copies, and the authenticity of the originals of such documents. I assume that the appropriate action will be taken, prior to the offer and sale of the Equity Securities, to register and qualify the Equity Securities for sale under all applicable state securities or “blue sky” laws.

It is understood that this opinion is to be used only in connection with the offer and sale of the Equity Securities while the Registration Statement is in effect.

Based upon the foregoing, I am of the opinion:

(a)     With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when:

(i)     any underwriting, purchase or other similar agreement addressing the terms of the sale of the Offered Common Shares, including the consideration to be received, has been duly authorized, executed and delivered by the Company and the other parties thereto;

(ii)     the Board, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters;

(iii)     the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and

(iv)     in the case of certificated shares, certificates in the form required under the DGCL (defined below) representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor;

the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any convertible securities), when issued and sold in accordance with the applicable underwriting agreement, agreement or instrument governing convertible securities, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

(b)    With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when:

(i)     any underwriting, purchase or other similar agreement addressing the terms of the sale of the Offered Preferred Shares, including the consideration to be received, has been duly authorized, executed and delivered by the Company and the other parties thereto,

(ii)     the Board, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Shares in accordance with the applicable provisions of the DGCL (the “Certificate of Designation”);

(iii)     the filing of the applicable Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred and the Certificate of Designation remains in effect under the DGCL;

(iv)     the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the applicable Certificate of Designation relating to the Offered Preferred Shares, and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and

(v)     in the case of certificated shares, certificates in the form required under the DGCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor;

the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any convertible securities), when issued and sold in accordance with the applicable Certificate of Designation, underwriting agreement, agreement or instrument governing convertible securities, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.10 per share of Preferred Stock.

(c)     With respect to the Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when:

(i)      any underwriting, purchase or other similar agreement addressing the terms of the sale of the Offered Warrants, including the consideration to be received, has been duly authorized, executed and delivered by the Company and the other parties thereto;

(ii)     the Board, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration to be received therefor and related matters;

(iii)     the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable warrant agent;

(iv)     the Common Stock or the Preferred Stock relating to such Offered Warrants have been duly authorized for issuance;

(v)     the applicable warrant agreement has been duly authorized, executed and delivered by each party thereto; and

(vi)     the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable warrant agreement;

the Offered Warrants, when issued and sold in accordance with the applicable warrant agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’

rights generally, (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (z) public policy considerations which may limit the rights of parties to obtain remedies.

As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and of public officials.

My opinion is limited to matters governed by the federal laws of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”). I am not admitted to the practice of law in the State of Delaware. My opinion is as of the date hereof, and I am under no obligation to advise you of any change in applicable law or any other matters that may come to my attention after the date hereof that may affect my opinion expressed herein.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the inclusion of my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Yours very truly,

/s/ Stephen D. Leasure

Stephen D. Leasure
Deputy General Counsel*

* Authorized House Counsel licensed to practice law only in North Carolina, not in Alabama.